POWER OF ATTORNEY
      Know all by these present, that the
undersigned hereby constitutes and appoints each
of Robert E. Trautmann and William J. Kelleher, or
any of them signing singly, and with full power of
substitution, the undersigned's true and lawful
attorney-in-fact to:
(1)	prepare, execute in the undersigned's name and on
the undersigned's behalf, and submit
to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including amendments
thereto, and any other documents necessary or
appropriate to obtain codes and passwords enabling
the undersigned to make electronic filings with
the SEC of reports required by Section 16(a) of
the Securities Exchange Act of 1934 or any rule or
regulation of the SEC;
(2)	execute for and on behalf of the undersigned, in
the undersigned's capacity as a director of
People's United Financial, Inc. (the "Company"),
Forms 3, 4, and 5 in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the
rules thereunder;
(3)	do and perform any and all acts for and on behalf
of the undersigned which may be
necessary or desirable to complete and execute any
such Form 3, 4, or 5, complete and execute any
amendment or amendments thereto, and timely file
such form with the SEC and any stock exchange or
similar authority; and
(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 3rd day of October, 2017.


Signature

/s Jane Chwick


Jane Chwick
____________

(Print Name)